Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-255453, 333-263462, 333-270246, 333-273814, 333-277683 and 333-285548) of NeuroPace, Inc. of our report dated March 3, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 3, 2026